                                                                  EXHIBIT (G)(3)


                                   FORM OF
                              DELEGATION AGREEMENT


                                    BETWEEN


                            TCW GALILEO FUNDS, INC.


                                      AND



                        INVESTORS BANK & TRUST COMPANY

                                   FORM OF
                             DELEGATION AGREEMENT
                             --------------------


     AGREEMENT, dated as of __________________, 1998 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust Company (the "Delegate"), and TWC GALILEO FUNDS, INC., a _________________________ (the "Fund").

     WHEREAS, pursuant to the provisions of Rule 17f-5(b) under the Investment Company Act of 1940, and subject to the terms and conditions set forth herein, the Board of Directors of the Fund desires to delegate to the Delegate, and the Delegate hereby agrees to accept and assume, certain responsibilities described herein concerning Assets held outside of the United States.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.   DEFINITIONS
     -----------

     Capitalized terms in this Agreement have the following meanings:

     a.   Assets
          ------

          Assets means any of Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect Fund's transactions in such investments.

     b.   Authorized Representative
          -------------------------

          Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

     c.   Board
          -----

          Board means the Board of Directors (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of Fund.

     d.   Compulsory Securities Depository
          --------------------------------

          Compulsory Securities Depository means a Securities Depository the use of which is mandatory (i) by law or regulation; (ii) because securities cannot be withdrawn from the depository; or (iii) because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices.

     e.   Country Risk
          ------------

          Country Risk means all factors reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Assets held in custody.

     f.   Eligible Foreign Custodian
          --------------------------

          Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and shall also include foreign branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5).

     g.   Foreign Custody Manager
          -----------------------

          Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(2).

     h.   Monitor
          -------

     Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision or determination previously made.

     i.   Securities Depository
          ---------------------

          Securities Depository has the meaning set forth in Rule 17f-5(a)(6).

2.   REPRESENTATIONS
     ---------------

     a.   Delegate's Representations
          --------------------------

          Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts. Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

     b.   Fund's Representations
          ----------------------

          Fund represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities delegated by this Agreement. Fund further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Fund with respect to the subject matter of this Agreement.

3.   JURISDICTIONS COVERED
     ---------------------

     a.   Initial Jurisdictions
          ---------------------

          The authority delegated by this Agreement applies only with respect to Assets held in the jurisdictions listed in Appendix A.
                                           ----------

     b.   Added Jurisdictions
          -------------------

          Jurisdictions may be added to Appendix A by written agreement in the form of Appendix B. Delegate's responsibility and authority with respect to any jurisdiction so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of Appendix B listing such jurisdiction, or (ii) the time that Delegate's
   ----------
Authorized Representative receives a copy of such fully executed Appendix B.
                                                                 ----------

     c.   Withdrawn Jurisdictions
          -----------------------

          Board may withdraw its delegation with respect to any jurisdiction upon written notice to Delegate. Delegate may withdraw its acceptance of delegated authority with respect to any jurisdiction upon written notice to Board. Ten days (or such longer period as to which the parties agree) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction or jurisdictions is to which authority is withdrawn.

4.   DELEGATION OF AUTHORITY TO ACT AS FOREIGN CUSTODY MANAGER
     ---------------------------------------------------------

     a.   Selection of Eligible Foreign Custodians
          ----------------------------------------

          Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Assets in the care of any Eligible Foreign Custodian or Custodians selected by Delegate in each jurisdiction to which this Agreement applies, except that Delegate does not accept such authorization and direction with regard to Securities Depositories.

     b.   Contracts With Eligible Foreign Custodians
          ------------------------------------------

          Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5.   MONITORING OF ELIGIBLE FOREIGN CUSTODIANS AND CONTRACTS
     -------------------------------------------------------

     In each case in which Delegate has exercised the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of maintaining Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of such contract.

6.   GUIDELINES AND PROCEDURES FOR THE EXERCISE OF DELEGATED AUTHORITY
     -----------------------------------------------------------------

     a.   Board's Conclusive Determination Regarding Country Risk
          -------------------------------------------------------

          In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Fund's investment advisor, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to Fund and Fund's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining

Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or Fund's investment advisor, pursuant to authority delegated by Board) has, and will continue to, Monitor such Country Risk to the extent Board deems necessary or appropriate.

          Nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

     b.   Selection of Eligible Foreign Custodians
          ----------------------------------------

          In exercising the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate shall determine that Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Assets will be held, after considering all factors relevant to the safekeeping of such assets, including, without limitation;

          i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

          ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Assets;

          iii. The Eligible Foreign Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants;

          iv. Whether Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States;

          v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Appendix C to this Agreement; and
                                      ----------

     c.   Evaluation of Written Contracts
          -------------------------------

          In exercising the authority delegated under this Agreement to enter into written contracts governing Fund's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

     d.   Monitoring
          ----------

          In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Fund's foreign custody arrangements, Delegate shall consider any factors and criteria set forth in Appendix D to this Agreement. If, as a result
                                  ----------
of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Assets to move such Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Assets.

7.   STANDARD OF CARE
     ----------------

     In exercising the authority delegated under this Agreement, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of an investment company registered under the Investment Company Act of 1940 would exercise.

8.   REPORTING REQUIREMENTS
     ----------------------

     Delegate agrees to provide written reports notifying Board of the placement of Assets with a particular Eligible Foreign Custodian and of any material change in Fund's foreign custody arrangements. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

9.   PROVISION OF INFORMATION REGARDING COUNTRY RISK
     -----------------------------------------------

     With respect to the jurisdictions listed in Appendix A, or added thereto
                                                 ----------
pursuant to Article 3, Delegate agrees to provide annually to Board, such information relating to Country Risk, if available, as is specified in Appendix
                                                                       --------
E to this Agreement.  Such information relating to Country Risk shall be updated
-
from time to time as the Delegate deems necessary.

10.  LIMITATION OF LIABILITY.
     -----------------------

     a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

         i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine;

          ii. Any information which the Delegate provides or does not provide under Section 9 hereof;

          iii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

     b. Notwithstanding anything to the contrary in this Agreement, in no event shall the Delegate or the Indemnified Parties be liable to the Fund or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

11.  ARBITRATION OF DISPUTES
     -----------------------

     To the extent permitted by law, all disputes or claims arising under this Agreement shall be resolved through arbitration. Arbitration under this Article shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association and shall take place in the City of Boston, Massachusetts. This Article shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act.

12.  EFFECTIVENESS AND TERMINATION OF AGREEMENT
     ------------------------------------------

     This Agreement shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.


13.  AUTHORIZED REPRESENTATIVES AND NOTICES
     --------------------------------------

     The respective Authorized Representatives of Fund and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix F. Any Authorized Representative of
                                  ----------
a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14.  GOVERNING LAW
     -------------

     This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


     INVESTORS BANK & TRUST COMPANY


     BY:  ___________________________________

     NAME:

     TITLE:


     TCW GALILEO FUNDS, INC.


     BY:____________________________________

     NAME:

     TITLE:

LIST OF APPENDICES
------------------

     A -- Jurisdictions Covered

     B -- Additional Jurisdictions Covered

     C -- Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

     D -- Factors and Criteria To Be Applied in Establishing Systems For the Monitoring of Foreign Custody Arrangements and Contracts

     E -- Information Regarding Country Risk

     F -- Authorized Representatives

                                   APPENDIX A
                                   ----------

                             JURISDICTIONS COVERED
                             ---------------------

                [delete those countries which are not delegated]

          Argentina                                        Latvia
          Austria                                          Lebanon
          Australia                                        Lithuania
          Bahrain                                          Luxembourg
          Bangladesh                                       Malaysia
          Belgium                                          Mauritius
          Bermuda                                          Mexico
          Botswana                                         Morocco
          Brazil                                           Namibia
          Bulgaria                                         Netherlands
          Canada                                           New Zealand
          Chile                                            Norway
          China                                            Oman
          Colombia                                         Pakistan
          Croatia                                          Papau New Guinea
          Cyprus                                           Peru
          Czech Republic                                   Philippines
          Denmark                                          Poland
          Ecuador                                          Portugal
          Egypt                                            Romania
          Estonia                                          Russia
          Euroclear                                        Singapore
          Finland                                          Slovak Republic
          France                                           Slovenia
          Germany                                          South Africa
          Ghana                                            Spain
          Greece                                           Sri Lanka
          Hong Kong                                        Swaziland
          Hungary                                          Sweden
          Iceland                                          Switzerland
          India                                            Taiwan
          Indonesia                                        Thailand
          Ireland                                          Turkey
          Israel                                           Ukraine
          Italy                                            United Kingdom
          Japan                                            Uruguay
          Jordan                                           Venezuela
          Kazakhstan                                       Zambia
          Kenya                                            Zimbabwe
          Korea

                                   APPENDIX B
                                   ----------

                        ADDITIONAL JURISDICTIONS COVERED
                        --------------------------------


     Pursuant to Article 3 of this Agreement, Delegate and Board agree that the following jurisdictions shall be added to Appendix A:



                          [insert additional countries]



INVESTORS BANK & TRUST COMPANY


BY:  ___________________________________

NAME:

TITLE:


TCW GALILEO FUNDS, INC.


BY:____________________________________

NAME:

TITLE:



DATE:  ______________________________

                                   APPENDIX C
                                   ----------

                 ADDITIONAL FACTORS AND CRITERIA TO BE APPLIED
                IN THE SELECTION OF ELIGIBLE FOREIGN CUSTODIANS THAT ARE BANKING INSTITUTIONS OR TRUST COMPANIES
                ------------------------------------------------


     In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):



_________  None


_________  Other (list below):

                                   APPENDIX D
                                   ----------

                       FACTORS AND CRITERIA TO BE APPLIED
               IN THE ESTABLISHING SYSTEMS FOR THE MONITORING OF
                   FOREIGN CUSTODY ARRANGEMENTS AND CONTRACTS
                  -------------------------------------------


     In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:


     1.   Operating performance
     2.   Established practices and procedures
     3.   Relationship with market regulators
     4.   Contingency planning

                                   APPENDIX E
                                   ----------

                       INFORMATION REGARDING COUNTRY RISK
                       ----------------------------------

     To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in
Article 3, the following information:


1.   Copy of Addenda or Side Letters to Subcustodian Agreements

2.   Legal Opinion, if available, with regard to:

     a)  Access to books and records by the Fund's accountants

     b)  Ability to recover assets in the event of bankruptcy of a custodian

     c)  Ability to recover assets in the event of a loss

     d)  Likelihood of expropriation or nationalization, if available

     e)  Ability to repatriate or convert cash or cash equivalents

3.   Audit Report

4.   Copy of Balance Sheet from Annual Report

5.   Summary of Central Depository Information

6.   Country Profile Matrix containing market practice for:

     a)  Delivery versus payment

     b)  Settlement method

     c)  Currency restrictions

     d)  Buy-in practice

     e)  Foreign ownership limits

     f)  Unique market arrangements

7.   Information Regarding Securities Depositories

     a)  Whether use is voluntary or compulsory

     b)  Ownership

     c)  Operating History

     d)  Established rules, practices and procedures

     e)  Membership

     f)  Financial strength

     g)  Governing regulatory body

                                   APPENDIX F
                                   ----------
                           AUTHORIZED REPRESENTATIVES
                           --------------------------


The names and addresses of each party's authorized representatives are set forth below:

     A.  BOARD


     With a copy to:



     B.  DELEGATE

          Investors Bank & Trust Company
          200 Clarendon Street
          P.O. Box 9130
          Boston, MA 02117-9130
          Attention: Geoffrey O'Connell, Director, Client Management
          Fax:  (617) 330-6033

     With a copy to:

          Investors Bank & Trust Company
          200 Clarendon Street
          P.O. Box 9130
          Boston, MA 02117-9130
          Attention:  John E. Henry, General Counsel
          Fax:  (617) 946-1929